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                                                Filed Pursuant to Rule 424(b)(3)
                                         Form S-3; Commission File No. 333-51483



                            PROSPECTUS SUPPLEMENT TO
                         FRESH AMERICA CORP. PROSPECTUS
                              DATED APRIL 30, 1998

On May 26, 1998, Arnold Fogle, Arnold Fogle Holdings Corp., Agustino Sarraino, Sarraino Holdings Corp., Salsar Holdings Limited and Fernando Vargas sold an aggregate of 406,527 shares of Fresh America Corp. common stock covered by this Prospectus at $20.125 per share (before deducting a $.28 brokerage commission) in a negotiated transaction.

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MAY 29, 1998.